As filed with the Securities and Exchange Commission on June 3, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Strauss Zelnick

Chairman and Chief Executive Officer

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Adam M. Turteltaub, Esq.

Sean M. Ewen, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement registers shares of common stock of Take-Two Interactive Software, Inc. (the “Company”), par value $0.01 per share (“Common Stock”), that may be issued upon settlement of restricted units (the “Restricted Units”) granted by us on June 3, 2024 to ZMC Advisors, L.P. (“ZMC”) under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”). The Restricted Units consist of time-based restricted units under which up to 101,999 shares of Common Stock are issuable, and performance-based restricted units under which up to 414,180 shares of Common Stock are issuable. The Restricted Units were granted pursuant to the terms of a Restricted Unit Agreement, dated as of June 3, 2024 by and between the Company and ZMC (the “Restricted Unit Agreement”) and represent additional equity awards under the terms of the Management Agreement, dated as of May 3, 2022, and effective May 23, 2022 (the “Management Agreement”), with ZMC. Pursuant to the Management Agreement and Restricted Unit Agreement, the Company will have the right to elect to settle the Restricted Units in shares of Common Stock that will be issued pursuant to the 2017 Plan.

This Registration Statement is on Form S-3 rather than Form S-8 because a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the “Commission”) on Securities Act Forms indicates that employees or consultants of an issuer may use Form S-8 to register securities issued under an employee benefit plan only if the consultant is a natural person.

This Registration Statement contains the form of prospectus to be used in connection with these offers. The form of prospectus is to be used by us in connection with the offer and issuance by us of shares of Common Stock upon settlement of the Restricted Units under the 2017 Plan.

PROSPECTUS

TAKE-TWO INTERACTIVE SOFTWARE, INC.

516,179 Shares of Common Stock

under 2017 Stock Incentive Plan

This prospectus, dated June 3, 2024, covers the offer and issuance by us of up to 516,179 shares of our common stock, par value $0.01 per share (“Common Stock”) upon the settlement of restricted units (the “Restricted Units”) that are currently outstanding and held by ZMC Advisors, L.P. (“ZMC”). The Restricted Units were granted by us to ZMC on June 3, 2024 under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”) pursuant to the terms of a Restricted Unit Agreement, dated as of June 3, 2024, by and between the Company and ZMC (the “Restricted Unit Agreement”). The Restricted Units represent additional equity awards granted pursuant to the terms of the Management Agreement, dated as of May 3, 2022, and effective May 23, 2022 (the “Management Agreement”), with ZMC. Pursuant to the Management Agreement and Restricted Unit Agreement, the Company will have the right to elect to settle the Restricted Units in shares of Common Stock that will be issued pursuant to the 2017 Plan. The Restricted Units consist of time-based restricted units under which up to 101,999 shares of Common Stock are issuable and performance-based restricted units under which up to 414,180 shares of Common Stock are issuable.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “TTWO.” The last reported sale price on May 31, 2024 was $160.36 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2024

References in this prospectus to “Take-Two,” “we,” “us,” “our,” the “Company” or similar references mean Take-Two Interactive Software, Inc. and its subsidiaries. References to “Common Stock” refer to the Company’s Common Stock, par value $0.01 per share.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor any of our affiliates have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using the “shelf” registration process. By using this shelf registration statement, we may offer the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by us. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements which are not historical facts, including statements relating to the Company’s outlook, that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including risks relating to our combination with Zynga Inc.; the risks of conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and other risks included herein; as well as, but not limited to, the risks and uncertainties discussed under the heading “Risk Factors” beginning on page 2 of this prospectus and contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and the Company’s other periodic filings with the SEC, which are incorporated herein by reference. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ii

PROSPECTUS SUMMARY

This prospectus relates to the offer and issuance by us of shares of our Common Stock upon the settlement of Restricted Units that are currently outstanding and held by ZMC. The Restricted Units were granted by us on June 3, 2024 to ZMC under the 2017 Plan pursuant to the terms of a Restricted Unit Agreement, dated June 3, 2024, by and between the Company and ZMC. This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

We are a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop, operate, and publish products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are currently designed for console gaming systems, including, but not limited to, the Sony Computer Entertainment, Inc. PlayStation®4 and PlayStation5, Microsoft Corporation Xbox One® and Xbox Series X|S, and Nintendo’s SwitchTM, as well as personal computers, and mobile, including, smartphones and tablets. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services.

Our strategy is to be the most creative, innovative, and efficient company in the evolving interactive entertainment industry. With our diverse portfolio that spans all key platforms and numerous genres, we strive to create the highest quality, most engaging interactive entertainment franchises and captivate our global audience. Most of our intellectual property is internally owned and developed, which we believe best positions us financially and competitively. We have established a portfolio of proprietary software content for the major hardware and mobile platforms in a wide range of genres, including action, adventure, family/casual, hyper-casual, role-playing, shooter, social casino, sports, and strategy, which we distribute worldwide. We believe that our player-first mentality and commitment to creativity and innovation are distinguishing strengths, enabling us to differentiate our products in the marketplace by combining advanced technology with compelling storylines and characters that provide unique gameplay experiences for consumers. We have created, acquired, or licensed a group of highly recognizable brands to match the broad consumer demographics that we serve, ranging from adults to children and game enthusiasts to casual gamers. Another cornerstone of our strategy is to support the success of our products in the marketplace through innovative marketing programs and global distribution on platforms and through channels that are relevant to our target audience.

We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 110 West 44th Street, New York, New York 10036. Our telephone number is (646) 536-2842 and our website address is www.take2games.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

RISK FACTORS

Investment in our Common Stock involves risks. Before you invest in our Common Stock, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Common Stock. For a description of these reports and documents, and information about where you can find them, see the section entitled “Where You Can Find More Information.” The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Common Stock. Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Summary of Risk Factors

Material risks that may affect our business, operating results and financial condition include, but are not necessarily limited to:

Risks relating to our business and industry

•	Our industry is highly competitive

•	Uncertainty of achieving market acceptance, delays or disruptions for our products may have an adverse effect

•	We face development risks and must adapt to changes in software technologies

•	The development and use of artificial intelligence into our products may present operational and reputational risks

•	Increased use of mobile devices for gaming will drive future growth of mobile gaming

•	Increased competition for retailer support could increase expenses

•	Our ability to develop successful products for current video game platforms

•	We require approval of hardware licensors to publish titles

•	Reliance on complex information technology systems and networks and potential adverse impact of security breaches

•	Potential adverse impact of inadequate consumer data protection

•	Dependence on key management and product development personnel

•	Attracting, managing, and retaining our talent is critical to our success

•	Offensive consumer-created content can harm our results of operations or reputation

•	We rely on software development arrangements with third parties

•	The risk of distributors, development, and licensing partners or other third parties being unable to honor their commitments or otherwise putting our brand at risk

•	Increasing importance of digital sales and free-to-play games exposes us to the risks of that business model

•	We must compete for advertisements and offers that are incorporated into our free-to-play games

•	Our acquisitions and investments may not have the anticipated results

•	International operations risks

•	The loss of server capacity, lack of sufficient bandwidth, or connectivity issues could cause our business to suffer

•	Use of open-source software exposes us to risks

•	Our software is susceptible to errors

•	The continued ability to acquire and maintain license to intellectual property is key

•	We may experience fluctuations in the recurring portion of our business

•	We are dependent on the timing of our product releases

•	We are dependent on the future success of our Grand Theft Auto products and other “hit” titles

•	Adverse effects of price protection and returns

•	A limited number of customers account for a significant portion of our sales

•	Content policies could negatively affect sales

•	Entertainment Software Rating Board ratings for our products could negatively affect our ability to distribute and sell

•	The competitive position and value of our products could be adversely affected by unprotected intellectual property

•	We have a significant amount of outstanding debt

•	The value of our virtual items is highly dependent on how we manage the economies in our games

•	There is potential for unauthorized or fraudulent transactions of accounts and virtual items outside of our games

Risks related to legal or regulatory compliance

•	Government regulation of the internet can affect our business

•	Legislation could subject us to claims or otherwise harm our business

•	Failure to comply with laws and regulations, including data privacy, could harm our business

•	Adverse effect of alleged or actual infringement on the intellectual property rights of third parties

Risks related to financial and economic condition

•	Provisions in our charter documents and debt agreements may impede or discourage a takeover

•	Adverse effects of changes in tax rates and additional tax liabilities

•	We are subject to risks and uncertainties of international trade, including foreign currency fluctuations

•	Potential adverse effects of existing or future accounting standards

•	Adverse effects of declines in consumer spending and changes in the economy

General Risk Factors

•	Additional issuances of equity securities would cause dilution and could affect the market price of our common stock

•	We are subject to risks related to corporate and social responsibility and reputation

•	Catastrophic events and climate change may have a long-term impact on our business

•	We may be adversely affected by the effects of inflation

•	We are and may become involved in legal proceedings that may result in adverse outcomes

USE OF PROCEEDS

We will not receive any proceeds from the offer and issuance by us of the Common Stock to ZMC pursuant to this registration statement on Form S-3.

RESTRICTED UNIT AWARD

As described above, this registration statement on Form S-3 registers shares of Common Stock that may be issued upon the settlement of restricted units (the “Restricted Units”) that are currently outstanding and held by ZMC Advisors, L.P. (“ZMC”). The Restricted Units were granted by us to ZMC on June 3, 2024 under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”). The Restricted Units, comprising both timed-based and performance-based restricted units as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated June 3, 2024, by and between the Company and ZMC (the “Restricted Unit Agreement”).

The Company is party to a Management Agreement, dated as of May 3, 2022, and effective May 23, 2022 (the “Management Agreement”), with ZMC. The Restricted Units represent equity awards granted pursuant to the terms of the Management Agreement. Pursuant to the Management Agreement and Restricted Unit Agreement, the Company will have the right to elect to settle the Restricted Units in shares of Common Stock that will be issued pursuant to the 2017 Plan.

Time-Based Award. On June 3, 2024, the Company issued to ZMC 101,999 time-based restricted units (such number determined by dividing $15,073,410 by the average of the closing prices of the Company’s common stock for each trading day during the 30 trading day period immediately prior to June 3, 2024), 33,999 of which units will vest on June 1, 2025, 34,000 of which units will vest on June 1, 2026, and 34,000 of which units will vest on June 1, 2027, provided that the Management Agreement has not been terminated prior to such dates (the “Time-Based Award”). Notwithstanding the foregoing, the Time-Based Award will immediately vest in full if the Management Agreement is terminated by the Company without Cause or by ZMC for Good Reason (each as defined in the Management Agreement). Conversely, ZMC will forfeit to the Company all unvested Restricted Units under the Time-Based Award if the Management Agreement is terminated by the Company for Cause or by ZMC without Good Reason prior to June 1, 2025, June 1, 2026, or June 1, 2027.

Performance Award. On June 3, 2024 the Company issued to ZMC 414,180 performance-based restricted units (the “Performance Award”), representing the maximum number of performance-based units that are eligible to vest (with the target number of units of 207,090 based on $30,603,590 divided by the average of the closing prices of the Company’s common stock for each trading day during the 30 trading day period immediately prior to June 3, 2024), which units have been divided into two categories of vesting as follows: (i) on June 1, 2027, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (51,773) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined in the Restricted Unit Agreement) on March 31, 2027, which ranges from 0% to 200%; and (ii) on June 1, 2027, a number of TSR Performance-Based Units (as defined in the Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (155,317) multiplied by (y) the TSR Vesting Percentage (as defined in the Restricted Unit Agreement) on March 31, 2027, which ranges from 0% to 200%.

In the event that any portion of the Performance Award will not have vested as of June 1, 2027 or upon a termination of the Management Agreement by the Company for Cause or by ZMC without Good Reason, ZMC will forfeit to the Company any and all Restricted Units that have not vested as of such date.

Treatment of Awards.

Upon a termination of the Management Agreement by the Company without Cause or by ZMC for Good Reason, any then-unvested restricted units granted pursuant to the Performance Award (including any restricted units granted to ZMC during the term of the Management Agreement on or after May 23, 2022) will vest either (x) based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period, or (y) prior to a Change in Control (as defined in the Management Agreement), solely for TSR Performance-Based Units, based on the actual level of performance achieved as of the date of termination.

If the Company and ZMC fail to enter into a new management agreement on substantially similar terms in the aggregate as those provided under the Management Agreement upon the expiration of the term of the Management Agreement or otherwise fail to agree to extend the term of the Management Agreement, all unvested time-vesting restricted units granted during the term of the Management Agreement on or after May 23, 2022 will vest upon such expiration and all then-unvested performance-vesting restricted units will vest either (x) based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or (y) prior to a Change in Control, solely for TSR Performance-Based Units, based on the actual level of performance achieved as of the date of termination.

If a Change in Control occurs during the term of the Management Agreement, the Management Agreement will not automatically terminate and all unvested restricted units granted pursuant to the Restricted Unit Agreement will remain subject to the same vesting terms set forth in the Restricted Unit Agreement, except that any restricted units granted to ZMC on or after May 23, 2022 will vest upon the earlier to occur of (x) a termination of the Management Agreement by the Company without Cause or by ZMC for Good Reason or (y) the applicable original vesting date, and, with respect to any performance-based restricted units, in each case, based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period.

The foregoing descriptions of the Management Agreement and the Restricted Unit Agreement (including the Time-Based Award and the Performance Award issuable to ZMC thereunder) are only a summary and are qualified in their entirety by reference to the full text of the Management Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 5, 2022 and incorporated herein by reference, and the Restricted Unit Agreement, which is attached as Exhibit 10.2 to the registration statement of which this prospectus is a part and incorporated herein by reference.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our Common Stock shares have been passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2024, and the effectiveness of Take-Two Interactive Software, Inc.’s internal control over financial reporting as of March 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Take-Two Interactive Software, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2024 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.take2games.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our Common Stock.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the SEC on May 22, 2024;

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the portions of the Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of stockholders, filed with the SEC on July  27, 2023, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as supplemented by the Definitive Additional Materials filed with the SEC on August 1, 2023;

•	our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on April 1, 2024 and April 16, 2024;

•

the description of our Common Stock contained in our Registration Statement on Form 8-A, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, together with any subsequent amendment or any report filed with the SEC for the purpose of updating such description; and

•

all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the initial filing of the registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that are furnished and not filed with the SEC).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance of the securities being registered. Other than the SEC registration fee, all of the amounts listed are estimates.

SEC Registration Fee	$11,693.34
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	30,000
Transfer Agent and Registrar Fees and Expenses	10,000
Miscellaneous	10,000

Total	$91,693.34

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision will not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision will eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision becomes effective. The Company’s Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors’ (but not officers’) to the extent set forth in the DGCL.

The Company’s Restated Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys’ fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

In addition, the Company’s Fourth Amended and Restated By-laws require the Company to indemnify its officers and directors to the extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Document

5.1*	Opinion of Willkie Farr & Gallagher LLP (counsel).

10.1+	Management Agreement, dated as of May 2, 2022, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation (1).

10.2+*	Restricted Unit Agreement, dated as of June 3, 2024, by and between Take-Two Interactive Software, Inc. and ZMC Advisors, L.P.

23.1*	Consent of Willkie Farr & Gallagher LLP (counsel) (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm of Take-Two Interactive Software, Inc.).

24.1*	Powers of Attorney (included on signature page).

107	Filing Fee Table.

*	Filed herewith.
+	Represents a management contract or compensatory plan or arrangement.
(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 5, 2022 and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on June 3, 2024.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Strauss Zelnick
Name: Strauss Zelnick
Title: Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Strauss Zelnick and Daniel P. Emerson his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on June 3, 2024.

/s/ Strauss Zelnick	/s/ Lainie Goldstein
Strauss Zelnick	Lainie Goldstein
Chairman and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ LaVerne Srinivasan	/s/ Michael Dornemann
LaVerne Srinivasan	Michael Dornemann
Lead Independent Director	Director

/s/ William “Bing” Gordon	/s/ Roland Hernandez
William “Bing” Gordon	Roland Hernandez
Director	Director

/s/ J Moses	/s/ Michael Sheresky
J Moses	Michael Sheresky
Director	Director

/s/ Ellen Siminoff	/s/ Susan Tolson
Ellen Siminoff	Susan Tolson
Director	Director

/s/ Paul Viera
Paul Viera
Director